UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2010

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 11, 2010, Universal Truckload Services, Inc., or the Company, held its 2010 Annual Shareholders’ Meeting. The Company’s shareholders considered two proposals, each of which is described in the Proxy Statement dated April 28, 2010 for the meeting. A total of 15,359,954, or 96.1% of the total shares outstanding, were represented in person or by proxy. The final results of votes with respect to the proposals submitted for shareholder vote at the 2010 Annual Shareholders’ Meeting are set forth below.

Election of Directors

The Company’s shareholders elected for one-year terms all persons nominated for election as directors as set forth in the Company’s proxy statement dated April 28, 2010. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

	For	Withheld

Donald B. Cochran	14,609,521	750,433

Matthew T. Moroun	12,882,124	2,477,830

Manuel J. Moroun	14,147,319	1,212,635

Frederick P. Calderone	13,432,678	1,927,276

Joseph J. Casaroll	15,264,056	95,898

Daniel J. Deane	14,844,438	515,516

Daniel C. Sullivan	15,265,056	94,898

Richard P. Urban	15,265,056	94,898

Ted B. Wahby	15,265,056	94,898

There were no broker non-votes with respect to this proposal.

Ratification of Independent Accountants

The Company’s shareholders voted upon and approved the ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2010. The votes on this proposal were as follows:

For	Against	Abstain
15,270,595	18,995	200

There were no broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: June 14, 2010	/s/ Robert E. Sigler
Robert E. Sigler
Vice President, Chief Financial Officer, Secretary and Treasurer